UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 22, 2017

Bionik Laboratories Corp.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-54717	27-1340346
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

483 Bay Street, N105 Toronto, ON	M5G 2C9
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (416) 640-7887

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement

On June 22, 2017, Bionik Laboratories Corp. (the “Company”) entered into a Joint Development and Manufacturing Agreement with Wistron Medical Tech Holding Company (“Wistron”), pursuant to which the parties agreed to jointly design, engineer, and manufacture low-price, lower-body assistive robotic technologies for mass commercial sale within the consumer home products market (the “Joint Development Agreement”). Pursuant to the Joint Development Agreement, among other things, each party granted to the other a fully paid up, non-exclusive, royalty-free, non -transferable and non-sublicensable license under its background intellectual property to (i) develop the joint development product for commercialization and use and (ii) use or manufacture, as the case may be, the joint development product to perform its obligations under the Joint Development Agreement. Additionally, the Company agreed to reimburse Wistron (either through a mark-up on the cost of goods or through a payment for the costs incurred) for all of its costs and expenses under the Joint Development Agreement, and the Company shall own all developed intellectual property so long as the reimbursement obligations have been met.

The above summary of certain terms and conditions of the Joint Development Agreement does not purport to be complete and is qualified in its entirety by reference to the Joint Development Agreement.

A copy of the press release relating to the Joint Development Agreement is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit	Description

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 28, 2017

BIONIK LABORATORIES CORP.

By:	/s/ Leslie Markow
Name:	Leslie Markow
Title:	Chief Financial Officer